UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2016 (February 19, 2016)

BLACKROCK CAPITAL

INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street

New York, NY 10022

(Address of principal executive offices)

(212) 810-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 19, 2016 BlackRock Capital Investment Corporation (NASDAQ: BKCC) (“the “Company”) entered into a five year $440 million Second Amended and Restated Senior Secured Revolving Credit Facility (the “Revolving Credit Facility”). The Revolving Credit Facility amends and restates the Company’s prior revolving credit facility and increased the size of such facility by $35 million. The Revolving Credit Facility has a maturity date of February 19, 2021, which includes a ratable amortization in the final year. The interest rate applicable to borrowings is generally LIBOR plus an applicable margin equal to either 1.75% or 2.00% depending on a ratio of the borrowing base to certain indebtedness, representing a 25 to 50 basis point reduction from the prior revolving credit facility.

The Revolving Credit Facility also includes an “accordion” feature that allows the Company, under certain circumstances, to increase the size of the Revolving Credit Facility up to $750 million.

Usage of the Revolving Credit Facility continues to be subject to a borrowing base, and the Revolving Credit Facility continues to be secured by substantially all of the assets of the Company and its consolidated subsidiaries.

In addition, the facility continues to contain customary representations, covenants (including restrictions on the incurrence of additional indebtedness and liens, and a requirement to maintain a certain minimum amount of shareholder’s equity and a certain minimum ratio of net assets to indebtedness) and events of default.

The description above is only a summary of the material provisions of the Revolving Credit Facility and does not purport to be complete and is qualified in its entirety by reference to the provisions in such Revolving Credit Facility, a copy of which is attached hereto as Exhibit 10.1.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT.

The information contained in Item 1.01 to this current report on Form 8-K is incorporated by reference in this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Second Amended and Restated Senior Secured Revolving Credit Agreement among BlackRock Capital Investment Corporation, the lenders party thereto and Citibank, N.A. as Administrative Agent

Forward-Looking Statement

Certain statements included herein may constitute a “forward looking statement” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward looking statements made herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK CAPITAL INVESTMENT CORPORATION

Date: February 24, 2016	By:	/s/ Donna Milia
		Name:	Donna Milia
		Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Senior Secured Revolving Credit Agreement among BlackRock Capital Investment Corporation, the lenders party thereto and Citibank, N.A. as Administrative Agent

4